Exhibit 4.3.2

INOTEK PHARMACEUTICALS CORPORATION

AMENDMENT NO. 1 TO THE THIRD

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment No. 1 to the Third Amended and Restated Stockholders Agreement, dated as of June 11, 2010 (this “Amendment”), is entered into by and among Inotek Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and the entities and individuals listed on the signature pages hereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stockholders Agreement (as defined below).

WHEREAS, the Company and the entities and individuals listed on the signature pages hereto are parties to that certain Third Amended and Restated Stockholders Agreement dated as of June 9, 2010, by and among the Company, the Holders and the Investors (the “Stockholders Agreement”);

WHEREAS, Section 15 of the Stockholders Agreement provides that the Stockholders Agreement may be amended, and compliance with any provision of the Stockholders Agreement may be waived, only by the written consent of (i) the Company and (ii) the Investors holding at least a sixty-six and two-thirds percent (66 and 2/3%) of the shares of Series AA Convertible Preferred Stock (the “Requisite Holders”); and

WHEREAS, the Company and the Requisite Holders desire to amend the Stockholders Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Section 7(a) of the Stockholders Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Each of the Stockholders agrees to vote, whether in person at a meeting or by written consent in lieu thereof, all of the Shares now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company Charter, in accordance with the following:

(i) one (1) person who shall be the then current Chief Executive Officer, who shall initially be Paul Howes;

(ii) five (5) persons who shall be designated by the following holders of the Series AA Convertible Preferred Stock for so long as they hold Series AA Convertible Preferred Stock and if any such holder no longer holds Series AA Convertible Preferred Stock, then a person designated by the holders of at least sixty-six and two-thirds percent (66 and 2/3%) of the Series AA Convertible Preferred Stock (the “Series AA Directors”): one person designated by Devon Park Bioventures, L.P., (“DPB”) who shall initially be John Leaman; one person designated by Care Capital LLC (“Care”), who shall initially be Dr. Jerry Karabelas; one person designated by Rho Ventures IV (QP), L.P. (“Rho”), who shall initially be Martin Vogelbaum; one person designated by Pitango Venture Capital Fund IV, L.P. and Pitango Venture Capital Fund Principals IV L.P. (collectively, “Pitango”), who shall initially be Ittai Harel; and one person designated by MedImmune Ventures, Inc. (“MedImmune” and collectively with DPB, Care, Rho and Pitango, the “Principal Investors”), who shall initially be Maggie LeFlore; and

(iii) one (1) person who shall be an independent director with relevant experience designated by the holders of a majority of the outstanding shares of Common Stock, Series X Convertible Preferred Stock and Series AA Convertible Preferred Stock, acting together as a single class on an as converted to Common Stock basis (the “Independent Director”), who shall serve as the Chairperson of the Board of Directors of the Company and who shall initially be Michael Loberg.

2. Section 7(d) of the Stockholders Agreement is hereby amended by adding the following sentences to the end of such section:

“The removal of the Independent Director shall require the approval of holders of a majority of the outstanding shares of Series AA Convertible Preferred Stock, Series X Convertible Preferred Stock and Common Stock, voting together as a single class on an as converted to Common Stock basis. The removal of the director referred to in Section 7(a)(i) shall require the approval of holders of a majority of the outstanding shares of Series AA Convertible Preferred Stock and Common Stock, voting together as a single class on an as converted to Common Stock basis.”

3. This Amendment shall take effect as of the date hereof.

4. This Amendment shall be binding upon and inure to the benefit of the parties to the Stockholders Agreement, their successors and assigns, heirs, devisees, legates and personal representatives.

5. All other terms and provisions of the Stockholders Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

6. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement.

7. This Amendment shall be construed and enforced in accordance with and governed by the laws of the General Corporation Law of the State of Delaware, without regard to its principles of conflicts of laws.

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Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of June 11, 2010.

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ Paul G. Howes

	Name:	Paul G. Howes
	Title:	President and Chief Executive Officer

Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

CARE CAPITAL INVESTMENTS II, LP

By:	Care Capital II, LLC,
as general partner of Care Capital Investments II, LP

By:	/s/ David R. Ramsay
Name:
Title:

CARE CAPITAL OFFSHORE INVESTMENTS II, LP

By:	Care Capital II, LLC,
as general partner of Care Capital Offshore Investments II, LP

By:	/s/ David R. Ramsay
Name:
Title:

Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

MEDIMMUNE VENTURES, INC.

By:	/s/ Eva Jack
Name: Eva Jack
Title Managing Director

Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

RHO VENTURES IV, L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By:	Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

RHO VENTURES IV (QP), L.P.

By:	Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

RHO MANAGEMENT TRUST I

By:	Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney-In-Fact

Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

PITANGO VENTURE CAPITAL FUND IV L.P.

By:	Pitango V.C. Fund IV, L.P.,
its general partner

By:	Pitango G.P. Capital Holdings Ltd,
its general partner

By:		By:	/s/ Bruce E. Cocker
Name:		Name:
Title:		Title:

PITANGO VENTURE CAPITAL FUND PRINCIPALS IV L.P.

By:	Pitango V.C. Fund IV, L.P.,
its general partner

By:	Pitango G.P. Capital Holdings Ltd,
its general partner

By:		By:	/s/ Bruce E. Cocker
Name:		Name:
Title:		Title:

Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

BIOMEDICAL SCIENCES INVESTMENT FUND PTE LTD

By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director
Address:	20 Biopolis Way
#09-01 Centros Singapore 138668

Signature Page to Amendment No. 1 to the Third Amended and Restated Stockholders Agreement

DEVON PARK BIOVENTURES, L.P.

By:	Devon Park Associates, its general partner

By:	/s/ Mark Ostro
Name:	Mark Ostro, PH. D.
Title:	General Partner